UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2012

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director: On June 7, 2012, the Board of Directors of International Paper Company (the “Company”) elected Ilene S. Gordon as a director, effective October 1, 2012. Ms. Gordon’s term as a director will expire at the annual meeting of the Company’s stockholders in May 2013, at which time her continued Board service will be subject to renomination and stockholder approval. With the election of Ms. Gordon, the size of the Board is now 10 members. The Board expects to assign Ms. Gordon to one or more of its committees at its meeting in October 2012.

Ms. Gordon, age 58, is Chairman, President and Chief Executive Officer of Ingredion Incorporated (formerly Corn Products International, Inc.), a publicly traded global ingredient solutions company, a position she has held since May 2009. From December 2006 to 2009, she served as President and Chief Executive Officer of Rio Tinto’s Alcan Packaging, a multinational company engaged in the production of flexible and specialty packaging. From 1999 to 2006, she served in various senior executive roles at Alcan Packaging and its affiliate and predecessor companies. Prior to 1999, she was employed for 17 years with Tenneco Inc., a conglomerate, in a variety of management positions. When she left Tenneco, she was the Vice President and General Manager leading its folding carton business. She currently serves as a director of Ingredion Incorporated and Arthur J. Gallagher & Co., a publicly traded international insurance brokerage and risk management business, and until 2009 served as a director of United Stationers, Inc., a publicly traded wholesale distributor of business products. She holds a bachelor’s degree in mathematics from the Massachusetts Institute of Technology (“MIT”) and a master’s degree in management from MIT’s Sloan School of Management.

The Board of Directors has determined that Ms. Gordon is independent and meets the applicable independence requirements of the New York Stock Exchange and the Board’s more rigorous standards for determining director independence. There have been no transactions since January 1, 2011, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which she or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selection of Ms. Gordon was not pursuant to any arrangement or understanding between her and any other person. The Governance Committee of the Board of Directors recommended her to the full Board as a nominee for election. A third-party business leadership recruiting firm engaged by the Governance Committee provided assistance in identifying her as a potential Board candidate.

Ms. Gordon will be compensated in accordance with previously disclosed compensation programs for the Company’s non-management (outside) directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: June 12, 2012	By:	/s/ SHARON R. RYAN
		Name:	Sharon R. Ryan
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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